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                           IGEN INTERNATIONAL, INC.
                                 EXHIBIT 11.1

               STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
               (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                           THREE MONTHS ENDED           NINE MONTHS ENDED
                                                               DECEMBER 31,                 DECEMBER 31,
                                                             1996       1995            1996       1995
                                                           -------    -------         -------     -------
Average common shares outstanding:                          14,969     14,771          14,955       14,742
                                                           -------    -------         -------      -------

Net loss                                                   $(2,237)   $(1,838)        $(5,471)     $(5,627)
                                                           =======    =======         =======      =======

Net loss per share                                         $  (.15)   $  (.12)        $  (.37)     $  (.38)
                                                           =======    =======         =======      =======
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